UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported):  June 6, 2005


                              PATRON SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                    000-25675               74-3055158
 (State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
      of incorporation)                                    Identification No.)


                      500 NORTH MICHIGAN AVENUE, SUITE 300
                             CHICAGO, ILLINOIS 60611
                (Address of Principal Executive Offices/Zip Code)


                                 (312) 396-4031
              (Registrant's telephone number, including area code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))
     [_] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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ITEM 1.01.   ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
ITEM 3.02.   UNREGISTERED  SALES  OF  EQUITY  SECURITIES.

     On June 6, 2005, Patron Systems, Inc. (the "Registrant") completed a $2.543 million financing (the"Bridge Financing") through the issuance of (i) 10% Junior Convertible Promissory Notes and (ii) Warrants to purchase up to 1,271,500 shares of the Registrant's Common Stock. The Warrants have a term of 5 years and an exercise price of $0.60 per share. Prior to maturity, the Junior Convertible Promissory Notes may be converted into the securities offered by the Company at the first closing of a subsequent financing for the Registrant, for such number of offered securities as could be purchased for the principal amount being converted. The Junior Convertible Promissory Notes have an initial term of 120 days, with an option for the Registrant to extend the term for an additional 60 days, and pay interest at a rate of 10% per annum. Upon the extension of the maturity date of the Junior Convertible Promissory Notes, the interest payable thereunder will be increased to 12% per annum, and theRegistrant will be required to issue warrants to purchase such number of shares of the Registrant's Common Stock equal to of a share for each $1.00 of principal amount outstanding. The warrants issuable upon extension of the maturity date of the Junior Convertible Promissory notes will have a term of 5 years and an exercise price of $0.60 per share. In addition, if the Junior Convertible Promissory Notes are not paid in full on or beforethe extended maturity date, each noteholder will be issued a warrant entitling the holder to purchase 3.84 shares of the Registrant's Common Stock for each $1.00 of principal amount then outstanding. The warrants issuable in connection with the non-payment of the Junior Convertible Promissory Notes may only be exercised by a holder's delivery of its Senior Convertible Promissory Note in payment of the exercise price, the delivery of which will result in the full satisfaction of all amounts of principal and interest due and payable under such Junior Convertible Promissory Note. The Registrant has agreed to file with the Securities and Exchange Commission,a registration statement for the resale of the restricted shares of its Common Stock issuable upon exercise of the Warrants.

     We sold these securities to seven accredited investors introduced by Laidlaw & Company (UK) Ltd. ("Laidlaw"). Laidlaw acted as a broker in the Bridge Financing. For its services asa broker, the Registrant paid Laidlaw a cash fee of $305,160, including the reimbursement of costs, and issued to Laidlaw and/or its designees warrants to purchase up to 152,580 shares of the Registrant's Common Stock at an exercise price of $0.60 per share.

     The issuance and sale of the securities issued or issuable in connection with the Bridge Financing were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the"Securities Act") pursuant to Section 4(2) of the Securities Act as transactions not involving any public offering.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PATRON  SYSTEMS,  INC.



Date:  June 10, 2005                   By:   /s/ Robert Cross
                                             ---------------------------
                                             Robert Cross
                                             Chief Executive Officer


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